Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-183875 and No. 333-104871) pertaining to the Webster Bank Retirement Savings Plan of our report dated June 27, 2013 with respect to the financial statements and schedule of the Webster Bank Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2012.
/s/ Ernst & Young LLP
Boston, Massachusetts
June 26, 2014